Exhibit 99.1

BioStem Technologies Announces $3 Million Private Placement Priced At-The-Market Under Nasdaq Rules

POMPANO BEACH, Fla., Sept. 30, 2026 (GLOBE NEWSWIRE) -- BioStem

Technologies Inc. (Nasdaq: BSEM) (“BioStem” or the “Company”), a leading regenerative medicine company focused on the development, manufacturing, and commercialization of perinatal tissue allograft products, today announced that it has entered into definitive agreements for the issuance and sale of 735,296 shares of the Company’s common stock, Series A warrants to purchase up to an aggregate of 735,296 shares of common stock and Series B warrants to purchase up to an aggregate of 735,296 shares of common stock, at a purchase price of $4.08 per share and associated warrants in a private placement priced at-the-market under Nasdaq rules. The warrants will have an exercise price of $3.83 per share and will be exercisable immediately upon issuance. The Series A warrants will expire five years after the effective date of the Resale Registration Statement (as defined below) and the Series B warrants will expire twenty-four months after the effective date of the Resale Registration Statement.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The aggregate gross proceeds to the Company from the offering are expected to be approximately $3 million, before deducting placement agent fees and other offering expenses. If the Series A and Series B warrants are exercised in full for cash, the Company would receive additional gross proceeds of approximately $5.6 million. There can be no assurance that any of the warrants will be exercised. The offering is expected to close on or about September 30, 2026, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The securities described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants sold in the offering, have not been registered under the Act or applicable state securities laws.

Accordingly, such securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. Pursuant to a registration rights agreement, the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock to be issued in the offering and issuable upon exercise of the warrants to be issued in the offering (the “Resale Registration Statement”).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BioStem Technologies, Inc. (Nasdaq: BSEM):

BioStem Technologies, Inc. is a publicly traded, biomedical innovator, focused on developing, manufacturing and commercializing advanced allograft solutions derived from perinatal tissue. The company leverages its industry-leading proprietary BioRetain®, CryoTek® and SteriTek® processing technologies, designed to optimize the preservation of the natural properties of these tissues, supporting their use in clinical settings. Its allografts are used by clinicians across a wide range of specialties. With a growing portfolio of products, expanding clinical research initiatives, and a national commercial footprint, BioStem is committed to advancing innovation in regenerative medicine.

BioStem Technologies’ quality management system and standard operating procedures have been reviewed and accredited by the American Association of Tissue Banks (“AATB”). These systems and procedures are established in compliance with current Good Tissue Practices (“cGTP”) and current Good Manufacturing Practices (“cGMP”). BioStem’s portfolio of quality brands includes its Neox®, Clarix®, VENDAJE® and American Amnion™ product lines.

Forward-Looking Statements:

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified using words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate”, “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements in this press release include, without limitation, statements regarding the completion of the offering, the satisfaction of customary closing conditions related to the offering, the potential exercise of the warrants and the intended use of net proceeds from the offering.

Forward-looking statements with respect to strategies, prospects and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: the Company’s ability to maintain compliance with Nasdaq’s continued listing standards; the Company’s ability to obtain financing on terms acceptable to it, or at all; the impact of any changes in applicable laws or regulations; the Company's accounts receivable collection risk and concentration; the Company’s ability to maintain production of its products in sufficient quantities to meet demand; and the possibility that the Company may be adversely affected by other general economic, business, and/or competitive factors. There may be additional risks about which the Company is presently unaware of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company undertakes no duty to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Contact BioStem:

Website: www.biostemtechnologies.com E-Mail: pr@biostemtech.com

X: @BSEM_Tech

Facebook: BioStemTechnologies Phone: 954-380-8342

Investor Relations:

Philip Trip Taylor, Gilmartin Group

ir@biostemtech.com